                                Filed Under Rule 424(b)(2)
                                Registration File No. 333-19263

PRICING SUPPLEMENT NO. 9
Dated April 7, 1998 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                   Medium-Term Notes, Series E



      This Pricing Supplement describes our sale of Notes through Goldman, Sachs & Co., as agent.


Principal
Amount:                           $16,500,000

Interest
Rate:                                   6.21%

Original
Issue Date:                           4/08/98

Stated
Maturity:                           4/08/2008

Price
to Public:                        $16,500,000

Agent's
Commission:                           $99,000

Net Proceeds
to Company:                       $16,401,000

CUSIP                             05916M AM 5


      We  registered a total of $200,000,000 worth of Notes.   We
have  issued  $200,000,000, including  these  $16,500,000.   This
completes the sale of Medium-Term Notes,Series E.